EXHIBIT 31.1

RESMED INC. AND SUBSIDIARIES

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Peter C. Farrell, certify that:

1.	I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of ResMed Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

November 21, 2011

/s/ PETER C. FARRELL
Peter C. Farrell
Chairman, chief executive officer and president
(Principal Executive Officer)